SIXTH AMENDMENT TO
CREDIT AND SECURITY AGREEMENT

            THIS SIXTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Agreement”), entered into as of June 27, 2019, is made and entered into by and among CNH FINANCE FUND I, L.P. (formerly known as SCM Specialty Finance Opportunities Fund, L.P.), a Delaware limited partnership (“Lender”), ALKALINE 88, LLC, an Arizona limited liability company, ALKALINE WATER CORP, an Arizona corporation, and THE ALKALINE WATER COMPANY INC., a Nevada corporation (collectively, “Borrowers” and each individually, a “Borrower”).

            WHEREAS, the Borrowers and Lender are parties to that certain Credit and Security Agreement dated as of February 1, 2017 (as the same may from time to time be amended, restated, supplemented or otherwise modified, collectively, the “Credit Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Lender has made certain credit facilities available to the Borrowers. The Credit Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the “Existing Loan Documents.”

            WHEREAS, Borrowers have requested and Lender has agreed to, among other things, amend the terms and conditions of the Existing Loan Documents, in each case pursuant to the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1.        Defined Terms. Initially capitalized terms used herein and not defined herein that are defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement (as amended hereby).

            2.        Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

                       (a)        Section 1.2 of the Credit Agreement is hereby amended by amending and restating the definitions of “Commitment Expiration Date,” “Revolving Loan Commitment Amount,” and “Termination Fee” therein to read as follows:

            “Commitment Expiration Date” means July 1, 2021.

            “Revolving Loan Commitment Amount” shall be $5,000,000.

            “Termination Fee” shall mean the amount equal to one percent (1%) of the Revolving Loan Commitment Amount if a Revolving Facility Termination occurs before the Commitment Expiration Date. The Termination Fee is an “Obligation,” as that term is defined herein.

            3.        Representations and Warranties. Each Borrower represents and warrants to Lender that, before and after giving effect to this Agreement:

                       (a)        All warranties and representations made to Lender under the Credit Agreement and the Loan Documents are accurate in all material respects on and as of the date hereof as if made on and as of the date hereof, before and after giving effect to this Agreement.

                       (b)        The execution, delivery and performance by each Credit Party of this Agreement and any assignment, instrument, document, or agreement executed and delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby (i) have been duly authorized by all requisite action of the appropriate Credit Party and have been duly executed and delivered by or on behalf of such Credit Party; (ii) do not violate any provisions of (A) applicable law, statute, rule, regulation, ordinance or tariff, (B) any order of any Governmental Authority binding on any Credit Party or any of the Credit Parties’ respective properties the effect of which would reasonably be expected to have a Material Adverse Effect, or (C) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of each Credit Party, or any agreement between any Credit Party and its shareholders, members, partners or equity owners or among any such shareholders, members, partners or equity owners; (iii) are not in conflict with, and do not result in a breach or default of or constitute an Event of Default, or an event, fact, condition, breach, Default or Event of Default under, any indenture, agreement or other instrument to which any Credit Party is a party, or by which the properties or assets of any Credit Party are bound, the effect of which would reasonably be expected to have a Material Adverse Effect; (iv) except as set forth herein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of any Credit Party, and (v) do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or Credit Party unless otherwise obtained.

                       (c)        This Agreement and any assignment, instrument, document, or agreement executed and delivered in connection herewith constitutes the legal, valid and binding obligation of each respective Credit Party, enforceable against such Credit Party in accordance with its respective terms.

                       (d)        No Default or Event of Default has occurred and is continuing or would exist under the Credit Agreement or any of the Loan Documents, before and after giving effect to this Agreement.

            4.        Conditions Precedent. The amendment set forth in Section 2 shall be effective upon completion of the following conditions precedent (with all documents to be in form and substance satisfactory to Lender and Lender’s counsel):

                       (a)        Lender shall have received this Agreement duly executed by Borrowers;

                       (b)        Payment of all fees, charges and expenses payable to Lender on or prior to the date hereof, if any, and an amendment fee which Borrowers hereby agree Lender has fully earned as of the date hereof in an amount equal to Eleven Thousand Five Hundred and No/100 Dollars ($11,500.00); notwithstanding anything to the contrary provided herein or in the Credit Agreement, any and all interest and fees accrued and paid to Lender on or prior to the date hereof (including, without limitation, any interest at the Default Rate, to the extent applicable), shall be deemed to have been fully earned and non-refundable when paid. Borrowers hereby authorize Lender to charge such fees, charges and expenses against the Borrowing Base; and

                       (c)        Borrowers shall have executed and/or delivered such additional documents, instruments and agreements as requested by Lender.

            5.        Miscellaneous.

                       (a)        Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in (i) the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import or (ii) the other Loan Documents to “the Credit Agreement” shall mean and be a reference to the Credit Agreement as amended by this Agreement.

                       (b)        Ratification. Borrowers hereby restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof.

                       (c)        Release. By execution of this Agreement, Borrowers acknowledge and confirm that they do not have any actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and/or demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent arising out of or relating to this Agreement, the Credit Agreement or the other Loan Documents against any Released Party (as defined below), whether asserted or unasserted. Notwithstanding any other provision of any Loan Document, to the extent that such actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and/or demands may exist, each Borrower voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself, its managers, members, directors, officers, employees, stockholders, Affiliates, agents, representatives, accountants, attorneys, successors and assigns and their respective Affiliates (collectively, the “Releasing Parties”), hereby fully and completely releases and forever discharges Lender, its Affiliates and its and their respective managers, members, officers, employee, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the “Indemnified Persons”) and any other Person or insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Persons, or who may be liable for the injury or damage resulting therefrom (collectively, with the Indemnified Persons, the “Released Parties”), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, matured or unmatured, vested or contingent, that any of the Releasing Parties has against any of the Released Parties, arisiwng out of or relating to this Agreement, the Credit Agreement and the other Loan Documents which Releasing Parties ever had or now have against any Released Party, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.

                        (d)        Security Interest. Each Borrower hereby confirms and agrees that all security interests and liens granted to Lender continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any liens other than liens in favor of Lender and Permitted Liens. Nothing herein contained is intended to in any way impair or limit the validity, priority and extent of Lender’s existing security interest in and liens upon the Collateral.

                       (e)        Costs and Expenses. Borrowers agree to pay on demand all usual and customary costs and expenses of Lender and/or its Affiliates in connection with the preparation, execution, delivery and enforcement of this Agreement and all other agreements and instruments executed in connection herewith, including, including without limitation reasonable attorneys’ fees and expenses of Lender’s counsel.

                       (f)        GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS.

                        (g)        Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signatures sent by facsimile or electronic mail shall be deemed originals for all purposes and shall bind the parties hereto.

                        (h)        Loan Document. This Agreement and any assignment, instrument, document, or agreement executed and delivered in connection with or pursuant to this Agreement shall be deemed to be a “Loan Document” under and as defined in the Credit Agreement for all purposes.

[Signature Pages Follow.]

            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first hereinabove written.

BORROWERS:	THE ALKALINE WATER COMPANY INC.,
a Nevada corporation

By: _/s/ Richard A. Wright___________________
Name: Richard A. Wright
Title: Vice President and Secretary

ALKALINE WATER CORP,
an Arizona corporation

By: _/s/ Richard A. Wright___________________
Name: Richard A. Wright
Title: President

ALKALINE 88, LLC,
an Arizona limited liability company

By: _/s/ Richard A. Wright___________________
Name: Richard A. Wright
Title: Vice President and Secretary

Signature Page to Sixth Amendment to Credit and Security Agreement

LENDER:	CNH FINANCE FUND I, L.P. (formerly
known as SCM Specialty Finance
Opportunities Fund, L.P.), a Delaware
limited partnership

By: _/s/ Tim Peters_________________
Name: Tim Peters
Title: Authorized Signatory

Signature Page to Sixth Amendment to Credit and Security Agreement